Exhibit 10.2

NOTE CONVERSION AGREEMENT

THIS NOTE CONVERSION AGREEMENT (this “Agreement”) is made as of January 8, 2016, by and among International Stem Cell Corporation, a Delaware corporation (the “Company”), and Andrey Semechkin (the “Holder”).

RECITALS

A. Holder is the Co-Chairman and Chief Executive Officer of the Company, and fully understands the present condition, opportunities and risks of the Company, as well as the terms of the contemplated Offering (as defined below).

B. The Company previously issued that certain promissory note to the Holder on January 8, 2016 and in the principal amount set forth opposite the Holder’s name on Exhibit A (the “Note”).

C. The Company has proposed and the Holder has agreed to convert the outstanding principal amount of, and all accrued and unpaid interest under (collectively, the “Outstanding Amount”), the Note into shares of the Company’s common stock (the “Common Stock”), Series A warrants to purchase shares of Common Stock and Series B warrants to purchase shares of Common Stock (collectively, the “Warrants”) on the terms and conditions equivalent to those offered to purchasers under the Company’s proposed offering set forth on the Registration Statement on Form S-1 (No. 333-205193) (the “Offering”).

D. The Company and the Holder desire to enter into this Agreement to confirm their agreement to convert all outstanding principal and interest payable under the Note into shares of the Common Stock and Warrants (the “Conversion”), with such conversion to be effective at the closing of the Offering.

AGREEMENT

In consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

1. Effective at the time of the closing of the Offering, (i) the outstanding principal amount and all accrued and unpaid interest on the Note shall be converted into that number of shares of Common Stock and Warrants which would be issued if Holder paid such Outstanding Amount in connection with the Offering. Any portion of the Outstanding Amount that would otherwise result in the issuance of a fractional share or fractional warrants shall be repaid in cash. Upon issuance of the shares of Common Stock and Warrants to the Holder pursuant to this Agreement and payment of the remaining Outstanding Amount (in lieu of fractional shares or warrants), all obligations of the Company to the Holder pursuant to the Note shall immediately terminate and the Note shall be canceled and have no further force and effect.

2. Immediately following the Conversion, the Holder shall deliver Holder’s Note to the Company for cancellation and the Company shall issue and deliver to the Holder the shares of Common Stock and Warrants (and cash in lieu of fractional shares or warrants) that such Holder is entitled to receive pursuant to the terms of this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, the full amount of the Note shall automatically convert as described herein at the closing of the Offering, without any further action required by the Holder of the Note, with the delivery of the Note for cancellation being only a matter of administrative maintenance.

3. Holder understands that the securities received upon conversion of the Note have not been registered under federal or state securities laws and, as such, cannot be sold unless so registered or an exemption from such registration becomes available in the future. In recognition of the fact that the shares and warrants received upon conversion of the Note will be “restricted securities,” concurrent with the execution of this Agreement the Company and the Holder will enter into a registration rights agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit B.

4. This Agreement (including the Registration Rights Agreement) sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

5. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

6. This Agreement may be executed electronically and in counterparts by the parties hereto, all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Note Conversion Agreement as of the date first written above.

COMPANY:

INTERNATIONAL STEM CELL CORPORATION

By:	/s/ Mahnaz Ebrahimi
Name:	Mahnaz Ebrahimi
Title:	CFO

HOLDER:

/s/ Andrey Semechkin
Andrey Semechkin

EXHIBIT A

Holder	Principal Amount	Accrued Interest*
Andrey Semechkin	$3,810,000.00	$8,824
	$3,810,000.00	$8,824

*	through the date of this Note Conversion Agreement